UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2017

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street
Suite 3000
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.             Submission of Matters to a Vote of Security Holders.

(a) On May 24, 2017, Sanchez Energy Corporation (the “Company”) held its 2017 Annual Meeting of Stockholders.

(b) The following tables present the final voting results for the items that were presented for stockholder approval.

Election of M. Gregory Colvin as a Class II director

For	Withheld	Broker Non-Votes
27,575,153	25,718,054	14,606,928

Election of Alan G. Jackson as a Class II director

For	Withheld	Broker Non-Votes
23,047,297	30,245,910	14,606,928

Election of T. Brian Carney as a Class II director

For	Withheld	Broker Non-Votes
26,864,754	26,428,453	14,606,928

Advisory Vote to Approve the Company’s Executive Compensation

For	Against	Abstain	Broker Non-Votes
25,199,026	27,570,088	524,093	14,606,928

Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2017

For	Against	Abstain
66,884,076	235,488	780,571

Based on the voting as reported above, M. Gregory Colvin, Alan G. Jackson and T. Brian Carney were each elected as a Class II director of the Company, whose term of office will expire on the date of the Company’s 2020 annual meeting of stockholders. In an advisory vote, the Company’s stockholders voted not to approve the Company’s executive compensation. In addition, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2017 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: May 24, 2017	By:	/s/ Gregory B. Kopel
Gregory B. Kopel
Senior Vice President and General Counsel